Exhibit 10.2

CHANGE OF CONTROL AGREEMENT

This Agreement is made this 19th day of January, 2009, by and between Argon ST, Inc., a Delaware corporation (the “Company”), and Kerry M. Rowe (the “Executive”).

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change of Control (as defined below) exists and that the threat or the occurrence of a Change of Control can result in significant distraction of the Company’s key management personnel because of the uncertainties inherent in such a situation;

WHEREAS, the Board has determined that it is essential, and in the best interest of the Company and its stockholders, for the Company to retain the services of the Executive in the event of the threat or the occurrence of a Change of Control, and to ensure the Executive’s continued dedication and efforts in such event without undue concern by the Executive for the Executive’s personal financial and employment security; and

WHEREAS, in order to induce the Executive to remain in the employ of the Company in the event of the threat or the occurrence of a Change of Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event of the threat or the occurrence of a Change of Control.

NOW, THEREFORE, the parties hereto, in consideration of their respective promises herein, and intending to be legally bound, agree as follows:

1. Term of Agreement. This Agreement shall commence as of January 19, 2009 (the “Effective Date”), and shall continue in effect for five (5) years until January 19, 2014 (the “Term”); provided, however, that on the first expiration of the Term, the Term shall automatically be extended for another five (5) years; provided, however, that following the occurrence of a Change of Control, the Term (either initial or as extended) shall not expire prior to the expiration of at least twenty-four (24) months after such event.

2. Payments. (a) If, during the Term, the Executive’s employment with the Company or its Affiliates shall be terminated by the Company, or by the Executive for Good Reason, within twenty-four (24) months following a Change of Control, the Executive shall be entitled to the following compensation and benefits:

i. within 60 days of the termination of his employment, he shall be paid an amount equal to two (2) years of his base salary at the date of the Change of Control; and

ii. for the next eighteen (18) months, the Company shall, at its expense, continue on behalf of the Executive and his dependents and beneficiaries, the life insurance, disability, medical, dental and hospitalization coverage and benefits provided to the Executive immediately prior to the Change of Control. The Company’s obligation hereunder with respect to this subparagraph ii shall be reduced to the extent that the Executive obtains coverage and benefits pursuant to a subsequent employer’s benefit plans, provided that the aggregate coverage and benefits of the combined benefit plans is no less favorable to the Executive than the coverage and benefits required to be provided hereunder. In the event such coverage and benefits may be barred under applicable law or regulations or by the terms of the plans themselves (or where such continuation would adversely affect the tax status of the benefit plan pursuant to which the coverage and benefits are provided), the Company shall pay to the Executive the reasonable cash equivalent of such coverage and benefits, as determined by the Company’s independent auditors, in lieu of such coverage and benefits.

iii. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. No payment under this Agreement shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in subparagraph ii above.

(b) This Agreement is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  Notwithstanding the foregoing, if the Company determines that (i) this Agreement or any benefit paid to the Executive hereunder is subject to Section 409A of the Code, and (ii) the Executive is a “specified employee” within the meaning of Section 409A of the Code, then to the extent necessary to avoid the imposition of additional income taxes or penalties or interest on the Executive under Section 409A of the Code, payments due under Section 2(a) shall be accumulated and paid to the Executive in a lump-sum payment on the first day of the seventh month following the date of the termination of his employment.

3. Fees and Expenses. The Company shall pay all reasonable legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or any other plan or arrangement maintained by the Company under which Executive is or may be entitled to receive benefits.

4. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing, shall be signed by the Executive, if to the Company, or by a duly authorized officer of the Company, if to the Executive, and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage paid, addressed to the respective addresses given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the General Counsel of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

5. Nature of Rights. (a) Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive, other plan or program provided by the Company or any Affiliate of the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights or benefits the Executive may have under any other agreements with the Company or any Affiliate of the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any Affiliate of the Company shall be payable in accordance with such plan or program.

(b) Nothing in this Agreement shall be construed to create any right to employment on behalf of the Executive that the Executive does not otherwise possess, nor to affect any rights of the Company to terminate Executive at will.

6. Settlement of Claims. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, defense, recoupment, or other right which the Company may have against the Executive or others. Notwithstanding the foregoing, the Company need not make the payments provided for in this Agreement if the Executive is terminated as a result of (a) conviction of a felony; (b) a material violation of the Company’s Code of Business Ethics and Conduct; (c) a criminal conviction involving a violation of the federal securities laws; (d) an adverse judgment by a court of competent jurisdiction in a case brought by the Securities and Exchange Commission involving a violation of the federal securities laws; or (e) actions by the Executive which demonstrate moral turpitude on his part.

7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of an obligation to comply with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which is not expressly set fourth in this Agreement.

8. Successors; Binding Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Company shall require its successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that it would be required to perform this Agreement if no such succession or assignment had taken place.

(b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of laws provisions, and the parties hereto consent to venue and jurisdiction in the courts of the Commonwealth.

10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

11. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Executive’s benefits in the event of a Change of Control..

12. Definitions.

(a)Affiliate. For purposes of this Agreement, “Affiliate” means, with respect to any person, any entity, directly or indirectly, controlled by, controlling or under common control with such person.

(b) “Beneficial Owner,” “Beneficially Owned,” and “Beneficially Owning” shall have the save meanings as under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(b) Change of Control. “Change of Control” shall mean any of the following:

(i) The acquisition by any person of Beneficial Ownership of voting securities of the Company, which when added to the voting securities of the Company then Beneficially Owned by such person, would result in such person beneficially Owning 33% or more of the combined voting power of the Company’s then outstanding voting securities; provided, however that for purposes of this paragraph a person shall not be deemed to have an acquisition of voting securities if such person: (A) acquires voting securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such voting securities are treated the same on a pro rata basis; (B) acquires the voting securities directly from the Company; (C) is the company or any corporation of other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Controlled Entity’); or (D) acquires voting securities in connection with a “Non-control Transaction” (as defined in paragraph (c) below; or

(ii) the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened ”Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) approval, as required by the Delaware General Corporation Law, by the stockholders of the Company of:

(A) a merger, consolidation or reorganization involving the Company (a “Business Combination”), unless

(1) the stockholders of the Company immediately before the Business Combination own, directly or indirectly, immediately following the Business Combination, at least a majority of the combined voting power of the outstanding voting securities of the Corporation resulting from the Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before the business Combination, and

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the Board of Directors of the Surviving Corporation, and

(3) no person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any person who immediately prior to the Business Combination had Beneficial Ownership of 33% or more of the then outstanding voting securities) has Beneficial Ownership of 33% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a Business Combination satisfying the conditions of clauses (1), (2) and (3) of this subparagraph (A) shall be referred to as a “Non-control Transaction”);

(B) a complete liquidation or dissolution of the Company; or

(C) the sale or other disposition of all or substantially all of the assets of the Company (other than a transfer to a Controlled Entity).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the outstanding voting securities of the Company is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned, directly or indirectly, by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(c) Good Reason. The Executive’s termination of employment hereunder shall not be treated as a termination for Good Reason unless (i) the Executive’s termination occurs no later than two years following the initial existence of the Good Reason (such two year period however not to extend beyond two years from the event of the Change of Control), (ii) the Executive provides notice to the Company of the existence of the Good Reason no later than 90 days after the initial existence of the Good Reason, and (iii) the Company fails to remedy the Good Reason within 30 days after receipt of notice from the Executive of the existence of the Good Reason. For purposes of this Agreement, “Good Reason” shall mean any of the following should they occur without the Executive’s prior written consent:

(A) (i) the assignment to the Executive of any duties or responsibilities inconsistent in any material adverse respect with the Executive’s position(s), duties, responsibilities or status with the Company or (ii) a material adverse change in the Executive’s reporting responsibilities, titles or offices with the Company;

(B) a material reduction by the Company in the Executive’s rate of base salary or annual target bonus opportunity (including any material adverse change in the formula for such annual bonus target);

(C) any requirement of the Company that the Executive be based anywhere more than 50 miles from the facility where the Executive is located; or

(D) the failure of the Company to continue in effect any employee benefit plan or compensation plan in which the Executive is participating, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or unless such action by the Company affects the benefits or compensation of employees as a whole; or the taking of any action by the Company which would have a materially adverse effect on the Executive’s participation in or materially reduce the Executive’s benefits under any such plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by one of its duly authorized officers, and the Executive has personally executed this Agreement, all as of the date first written above.

ARGON ST, Inc.		EXECUTIVE
By: _________________________		_____________________
Terry L. Collins		Kerry M. Rowe
Title	CEO and President	Chief Operating Officer